Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of October 30, 2016

LEGAL ENTITY NAME		PLACE OF INCORPORATION

AFCO C.V.	(1)	The Netherlands
AFCO GP, LLC		Colorado
AKT Japan, LLC		Delaware
AKT, Inc.	(2)	Japan
Applied Films Taiwan Co., Ltd.		Taiwan
Applied Materials (Holdings)	(3)	California
Applied Materials Asia-Pacific, LLC	(4)	Delaware
Applied Materials Canada, Inc.		Canada
Applied Materials Holdings S.à r.l.	(5)	Luxembourg
Applied Materials India Private Limited		India
Applied Materials Israel, Ltd.	(6)	Israel
Applied Materials Netherlands B.V.	(7)	The Netherlands
Applied Materials SPVI, Inc.	(8)	Delaware
Applied Ventures, LLC	(9)	Delaware
DFMSim, Inc.	(10)	Delaware
Metron Technology, Inc.	(11)	Delaware
PT Applied Materials Indonesia		Indonesia
Semitool, Inc.		Montana
Varian Semiconductor Equipment Associates, Inc.	(12)	Delaware

(1) AFCO C.V. owns the following subsidiaries:
Applied Materials 1 LLC		Delaware
Applied Materials 1 LLC Luxembourg S.C.S.	(a)	Luxembourg

(2) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California

(3) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

LEGAL ENTITY NAME		PLACE OF INCORPORATION

(4) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
AMAT (Thailand) Limited (formally dissolved, currently in liquidation)		Thailand
Applied Materials (China) Holdings, Ltd.	(b)	P.R. China
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials China, Limited	(c)	Hong Kong
Applied Materials Taiwan, Ltd.		Taiwan

(5) Applied Materials Holdings S.à r.l. owns the following subsidiaries:
Applied Materials Luxembourg 2 S.à r.l.		Luxembourg
Applied Materials U.S. Holdings LLC	(d)	Delaware

(6) Applied Materials Israel, Ltd. owns the following subsidiary:
ICT Integrated Circuit Testing GmbH		Germany

(7) Applied Materials Netherlands B.V. owns the following subsidiaries:
Applied Materials Belgium N.V.		Belgium
Applied Materials Deutschland Holding GmbH	(e)	Germany
Applied Materials France		France
Applied Materials GmbH		Germany
Applied Materials Ireland Ltd.		Ireland
Applied Materials Italia S.r.l.		Italy
Applied Materials Japan, Inc.	(f)	Japan
Applied Materials Korea Ltd.		Korea
Applied Materials Switzerland S.à r.l.		Switzerland

(8) Applied Materials SPVI, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(g)	Delaware

(9) Applied Ventures, LLC owns the following subsidiary:		Delaware
Applied Ventures Investment Management GP I, LLC	(h)	Delaware

(10) DFMSim, Inc. owns the following subsidiaries:
DFMSim GmbH		Germany
DFMSim Software India Private Limited		India

(11) Metron Technology, Inc. owns the following subsidiary:
Metron Technology Distribution Corporation		Nevada

(12) Varian Semiconductor Equipment Associates, Inc. owns the following subsidiaries:
Applied Materials 2 LLC		Delaware
Applied Materials 2 LLC Luxembourg S.C.S.	(a)	Luxembourg

LEGAL ENTITY NAME		PLACE OF INCORPORATION

(a) Applied Materials 1 LLC Luxembourg S.C.S. and Applied Materials 2 LLC Luxembourg S.C.S. each partially own the following subsidiary:
[i]Applied Materials 2 LLC Luxembourg S.C.S. 3 S.C.S.	(i)	Luxembourg

(b) Applied Materials (China) Holdings, Ltd. owns the following subsidiary:
Applied Materials (Xi'an), Ltd.		P.R. China

(c) Applied Materials China, Ltd. owns the following subsidiary:
Applied Materials (China), Inc.		P.R. China

(d) Applied Materials U.S. Holdings LLC owns the following subsidiary:
Applied Materials Merger LLC		Delaware

(e) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials GmbH & Co., KG	(j)	Germany
Applied Materials Verwaltung GmbH		Germany

(f) Applied Materials Japan, Inc. owns the following subsidiary:
Sigmameltec Ltd.		Japan

(g) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC		Delaware

(h) Applied Ventures Management GP I, LLC owns the following subsidiary:
Applied Ventrues Innovation Fund I, L.P.		Delaware

(i) Applied Materials 2 Luxembourg S.C.S. 3 S.C.S. owns the following subsidiaries:
Applied Materials Luxembourg S.à r.l.	(k)	Luxembourg
Varian Semiconductor Equipment Associates Overseas Holdings, Ltd.		Cayman Islands

(j) Applied Materials GmbH & Co., KG owns the following subsidiary:
Applied Materials WEB Coating GmbH		Germany

(k) Applied Materials Luxembourg S.à r.l. owns the following subsidiaries:
Altin Limited	(l)	Hong Kong
Applied Materials Europe B.V.	(m)	The Netherlands
Applied Materials South East Asia Pte. Ltd.	(n)	Singapore
Varian Korea, Ltd.		Korea
Varian Semiconductor Equipment Associates International, LLC		Delaware
Varian Semiconductor Equipment Associates Pacific, LLC		Delaware
Varian Semiconductor Equipment Associates PacRim Pte. Ltd.		Singapore

(l) Altin Limited owns the following subsidiary:
Varian Precision Instruments Maintenance (Shanghai) Co., Ltd.		P.R. China

(m) Applied Materials Europe B.V. owns the following subsidiary:
Varian Semiconductor Equipment Associates GmbH in liquidation		Switzerland

LEGAL ENTITY NAME	PLACE OF INCORPORATION

(n) Applied Materials South East Asia Pte. Ltd. owns the following subsidiaries:
Applied Materials (AMSEA) Sdn. Bhd.	Malaysia
Applied Materials Singapore Technology Pte. Ltd.	Singapore
Applied Materials Philippines LLC	Nevada

i Applied Materials 2 LLC Luxembourg S.C.S. 3 S.C.S is a partnership which is partially owned by both Applied Materials 1 LLC Luxembourg S.C.S. and Applied Materials 2 LLC Luxembourg S.C.S.

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